UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 30, 2022 (June 29, 2022)

RUNWAY GROWTH FINANCE CORP.

(Exact name of registrant as specified in its charter)

Maryland	000-55544	47-5049745
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

205 N. Michigan Ave., Suite 4200

Chicago, Illinois 60601

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (312) 281-6270

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RWAY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

By correspondence dated June 29, 2022, Lewis W. Solimene Jr., informed the Board of Directors (the “Board”) of Runway Growth Finance Corp., a Maryland corporation (the “Company”), of his intent to resign as director of the Company, and from any and all committees of the Board, effective as of June 29, 2022. Mr. Solimene informed the Board that his resignation was for personal reasons and was not due to any disagreements with the Company relating to the Company’s operations, policies or practices. The Company thanks Mr. Solimene for his service to the Company and wishes him well.

On June 29, 2022, the Board elected John Engel as an independent director, effective June 29, 2022, to fill the vacancy created by Mr. Solimene’s departure. Mr. Engel will serve until the 2024 annual meeting of the stockholders of the Company. Mr. Engel was also elected to serve as a Chair of the Compensation Committee and as a member of the audit committee and nominating and corporate governance committee. There are no arrangements or understandings between Mr. Engel and any other persons pursuant to which he was selected as a director, nor is there any family relationship between Mr. Engel and any of the Company’s directors or other executive officers. In addition, Mr. Engel is not a party to any transaction or any proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. In addition, in connection with Mr. Solimene’s resignation and Mr. Engel’s appointment, Julie Persily was appointed to serve as a Chair of the Audit Committee.

Mr. Engel is a co-founder and partner of Jackson Springs Management Partners, LLC, a management firm, providing strategic advice and capital to help closely-held businesses pursue their strategic and financial objectives. Prior to co-founding Jackson Springs Management Partners, LLC in 2019, Mr. Engel served as a consultant and adviser to various executives of start-up companies and large not for profit companies from 2016 to 2019. From 1996 until his retirement in 2015, Mr. Engel was employed by Accenture, a global professional services company with leading capabilities in digital, cloud and security, where for 20 years he served in a variety of client-facing and leadership roles, including Managing Partner and Executive Partner, for several key strategies. The Board believes that Mr. Engel’s extensive investment banking and management consulting experience provides the Board with knowledge and expertise on these and other matters, thus qualifying him to serve as a member of the Board.

In connection with Mr. Engel’s election to the Board, the Company and Mr. Engel will enter into an Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2022	RUNWAY GROWTH FINANCE CORP.

	By:	/s/ Thomas B. Raterman
Thomas B. Raterman
Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary